As filed with the Securities and Exchange Commission on May 14, 2007
Registration No. 333-142126

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
Under The Securities Act Of 1933
DATATRAK International, Inc.
(Exact name of Registrant as Specified in its Charter)
Ohio
(State or Other Jurisdiction of Incorporation or Organization)
34-1685364
(I.R.S. Employer Identification No.)
6150 Parkland Boulevard
Mayfield Heights, Ohio 44124
(440) 443-0082
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Copy To:
Jeffrey A. Green	Thomas F. McKee, Esq.
President and Chief Executive Officer	Calfee, Halter & Griswold LLP
DATATRAK International, Inc.	1400 McDonald Investment Center
6150 Parkland Boulevard	800 Superior Avenue
Mayfield Heights, Ohio 44124	Cleveland, Ohio 44114-2688
(440) 443-0082	(216) 622-8200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION DATED MAY 14, 2007
PROSPECTUS
DATATRAK International, Inc.
2,412,388 Common Shares
     The selling shareholders identified on page 8 are offering 2,412,388 of our common shares. Of these 2,412,388 common shares, 1,986,322 common shares were acquired by certain selling shareholders pursuant to the securities purchase agreement, dated as of March 16, 2007 (the “Purchase Agreement”), among us and certain selling shareholders.
     In addition, 297,948 common shares may be acquired at $6.00 per share upon the exercise of warrants issued to certain selling shareholders and 29,795 common shares that may be acquired at $6.00 per share upon the exercise of warrants issued to the placement agents, both as a result of the consummation of the Purchase Agreement. At the request of the selling shareholders, the Company is also registering common shares equal to 130% of all the common shares issuable upon exercise of the warrants. Accordingly, this prospectus covers an additional 98,323 common shares. We will not receive any of the proceeds from the sale of the common shares by the selling shareholders.
     Our common shares trade on The NASDAQ Capital Market under the symbol “DATA.” On May 11, 2007, the closing price of our common shares on The NASDAQ Capital Market was $5.13.
     The selling shareholders may sell the common shares from time to time through public or private transactions, on or off The NASDAQ Capital Market, at prevailing prices or at privately negotiated prices.
     Investing in our common shares involves risks. See “Risk Factors” beginning on page 2.
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is May     , 2007.

i

SUMMARY
     This summary highlights information contained in this prospectus. This summary is not complete and does not contain all the information that you should consider before investing in our common shares. You should read the entire prospectus carefully.
DATATRAK International, Inc.
     We are a technology and services company focused on providing a platform of software applications to the global clinical trials industry. Our customers use our software to collect, review, transmit and store clinical trial data electronically. The existence of a multicomponent suite of applications in this industry is commonly referred to as an eClinical offering. Our customers are companies in the clinical pharmaceutical, biotechnology, contract research organization, and medical device industries. Our services assist these companies in accelerating the completion of clinical trials more efficiently and safely by providing improved data quality and real time access to information on a global scale.
     Our principal executive offices are located at 6150 Parkland Boulevard, Mayfield Heights, Ohio 44124. Our telephone number is (440) 443-0082.
The Offering

Securities Offered	DATATRAK common shares that were acquired by certain selling shareholders pursuant to the securities purchase agreement, dated as of March 16, 2007 (the “Purchase Agreement”), among us and certain selling shareholders, as well as common shares that may be acquired upon the exercise of warrants issued to certain selling shareholders and the placement agents, both as a result of the consummation of the Purchase Agreement.

Number of Securities Offered	The selling shareholders are offering 2,314,065 of our common shares. Of these 2,314,065 common shares, 1,986,322 common shares were acquired by certain selling shareholders pursuant to the Purchase Agreement. In addition, 297,948 common shares may be acquired at $6.00 per share upon the exercise of warrants issued to certain selling shareholders and 29,795 common shares may be acquired at $6.00 per share upon the exercise of warrants issued to the placement agents, both as a result of the consummation of the Purchase Agreement. At the request of the selling shareholders, the Company is also registering common shares equal to 130% of all the common shares issuable upon exercise of the warrants. Accordingly, this prospectus covers an additional 98,323 common shares.

NASDAQ Ticker Symbol	DATA

Use of Proceeds	All of the common shares offered under this prospectus are being sold by the selling shareholders. We will not receive any of the proceeds from the sale of these common shares.

Risk Factors	You should carefully read and consider, in addition to the matters set forth elsewhere in this prospectus and contained in the registration statement we have filed with the Securities and Exchange Commission, the information in the “Risk Factors” section beginning on page 2.

RISK FACTORS
     You should carefully consider the following risk factors and other information before deciding to invest in our common shares.
We have a limited operating history and recorded a loss in 2006.
     We began providing electronic data capture (“EDC”) services in 1997 and have a limited operating history upon which our performance may be evaluated. Although we were profitable in 2004 and 2005, we had previously recognized operating losses in each year since 1997, and again recorded a loss in 2006. Our cumulative operating loss since 1997 from EDC operations totaled $40,810,000 at December 31, 2006. Any number of factors, including, but not limited to, termination or delays in contracts, inability to grow and convert backlog into revenue or being unable to quickly reduce costs if required, could cause us to record losses in future periods.
If we do not continue to enhance our software, we may not be able to meet the evolving needs of our customers.
     Although our proprietary software solutions have been used in clinical trials, continued enhancement is necessary to provide additional functions and services to meet the ever-changing needs and expectations of our customers. To date we have had limited EDC revenue from which to support the costs of this continued software enhancement. Our potential future revenue may not be sufficient to absorb corporate overhead and other fixed operating costs that will be necessary for our future success.
Our quarterly results fluctuate significantly.
     We are subject to significant fluctuations in quarterly results caused by many factors, including
•	our success in obtaining new contracts,

•	the size and duration of the clinical trials in which we participate, and

•	the timing of clinical trial sponsor decisions to conduct new clinical trials or cancel or delay ongoing trials.
     Our expense levels are based in part on our expectations as to future revenue and, to a certain extent, are fixed. We cannot make assurances as to our revenues in any given period, and we may be unable to adjust expenses in a timely manner to compensate for any unexpected revenue shortfall. As a result of our relatively small revenue base, any significant shortfall in revenue recognized during a particular period could have an immediate adverse effect on our income from operations and financial condition. Volatility in our quarterly results may adversely affect the market price of our common shares.
Our business strategies are unproven and we are in an early stage of development.
     Our efforts to establish a standardized EDC process for collection and management of clinical research data represent a significant departure from the traditional clinical research practices of clinical trial sponsors. The long-term viability of our business remains unproven. Our strategy may not gain acceptance among sponsors of clinical research, research sites or investigators. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in new and rapidly evolving markets.

We may lose revenue if we experience delays in clinical trials or if we lose contracts.
     Although our contracts provide that we are entitled to receive revenue earned through the date of termination, our customers generally are free to delay or terminate a clinical trial or our contract related to the trial at any time. The length of a typical clinical trial contract varies from several months to several years. Clinical trial sponsors may delay or terminate clinical trials for several reasons, including
•	unexpected results or adverse patient reactions to a potential product,

•	inadequate patient enrollment or investigator recruitment,

•	manufacturing problems resulting in shortages of a potential product, or

•	decisions by the sponsor to de-emphasize or terminate a particular trial or drug.
We may lose revenues if a clinical trial sponsor decides to delay or terminate a trial in which we participate.
We may lose future revenue if our major customers decrease their research and development expenditures, or if we lose any of our major customers.
     Our primary customers are companies in the pharmaceutical industry. Our business is substantially dependent on the research and development expenditures of companies in this industry. The extent to which we rely on revenue from one customer varies from period to period, depending upon, among other things, our ability to generate new business and the timing and size of clinical trials. In light of our small revenue base, we are more dependent on major customers than many of the larger participants in the EDC industry. During 2006, one customer accounted for 44% of our total revenue for the year. Our operations could be materially and adversely affected by, among other things,
•	any economic downturn or consolidations in the pharmaceutical or biotechnology industries,

•	any decrease in those industries’ research and development expenditures, or

•	a change in the regulatory environment in which companies in these industries operate.
Changes in government regulations relating to the health care industry could have a material adverse effect on the demand for our services.
     Demand for our services is largely a function of the regulatory requirements associated with the approval of a New Drug Application by the United States Food and Drug Administration (the “FDA”). In recent years, efforts have been made to streamline the drug approval process and coordinate U.S. standards with those of other developed countries. Changes in the level of regulation, including a relaxation in regulatory requirements or the introduction of simplified drug approval procedures could reduce the demand for our services. Several competing proposals to reform the system of health care delivery in the United States have been considered by Congress from time to time. To date, none of these proposals have been adopted.
     The FDA’s guidelines and rules related to the use of computerized systems in clinical trials are still in the early stages of development. Our software may not continue to comply with these guidelines and rules as they develop, and corresponding changes to our product may be required. Any release of FDA guidance that is significantly inconsistent with the design of our software may cause us to incur substantial costs to remain in compliance with FDA guidance and regulations.
We may not be able to capture or establish the market presence necessary to compete in the EDC market.
     The EDC market, which is still developing and must compete with the traditional paper method of collecting clinical trial data, is highly fragmented. The major competitors in the EDC market include
•	EDC software vendors,

•	clinical trial data service companies that use paper for data collection,

•	vendors offering single component solutions, and

•	in-house development efforts within large pharmaceutical companies.
     Our current and potential future competitors have, or may have, substantially greater resources, greater name recognition and more extensive customer bases that could be leveraged, thereby gaining market share or product acceptance to our detriment. We may not be able to capture or establish the market presence necessary to effectively compete in this emerging sector of the clinical research industry.
We may be subject to liability for potential breaches of contracts or losses relating to the unauthorized release of clinical trial data.
     Our services are supported by telecommunications equipment, software, operating protocols and proprietary applications for high-speed transmission of large quantities of data among multiple locations. In addition, clinical pharmaceutical and medical device research requires the review and handling of large amounts of patient data. Potential liability may arise from a breach of contract or a loss of or unauthorized release of clinical trial data. If we were forced to undertake the defense of, or were found financially responsible for, claims based upon these types of losses, our financial resources could be diminished. We maintain a $5,000,000 errors and omissions professional liability insurance policy to cover claims that may be brought against us. This coverage may not be adequate, and insurance may not continue to be available to us, in the future.
Our competitive position and business may be adversely affected if we are unable to protect our intellectual property rights or infringe upon the intellectual property rights of others.
     Intellectual property rights, including patent rights, are significant to our ongoing operations and future opportunities. Our success will depend, in part, on our ability to secure our own intellectual property rights (e.g., patents, copyrights, trademarks, trade secrets), obtain licenses to technology owned by third parties when necessary, and conduct our business without infringing on the proprietary rights of others. There can be no assurance, however, that our proprietary rights will provide us significant protection or commercial advantage or that measures taken to protect our confidential information will adequately prevent the disclosure or misuse of such confidential information. In addition, there can be no assurance that, in the future, a third party will not assert that we are violating their proprietary rights, including that our technologies, products or services infringe their patents. In that event, we could incur substantial costs and diversion of the time and attention of management and technical personnel in defending ourselves against any such claims. Any meritorious claim of intellectual property infringement against us could have a material adverse effect on our competitive position and business.
     On July 17, 2006, Datasci, LLC (“Datasci”) filed a complaint against the Company, ClickFind, Inc. (“ClickFind”) and CF Merger Sub, Inc. (“Merger Sub”) (Civil Docket No. 8:06-cv-01820-MJG, United States District Court, District of Maryland) alleging infringement of United States Patent No. 6,496,827 (the “Datasci claim”). On February 13, 2006, we acquired ClickFind pursuant to a merger agreement between the Company, ClickFind and Merger Sub, a wholly owned subsidiary of the Company. Datasci seeks injunctive relief and money damages in an unspecified amount. We believe Datasci’s claims are without merit and intend to defend this matter vigorously. On August 14, 2006, we filed an answer and counterclaim denying infringement of the patent in suit, asserting numerous affirmative defenses and counterclaiming for a declaratory judgment of non-infringement and invalidity of the patent. Because the litigation is in a preliminary stage, we cannot assess the likelihood of an adverse outcome or determine whether potential damages, if any, could have a material adverse impact on the Company’s results of operations in a future period or the Company’s financial position or liquidity.
We may not be able to successfully integrate and profitably manage our acquired business and our new software offering without substantial costs, delays or other problems. Acquisitions also may involve a number of special risks some or all of which could have a material adverse effect on our business, results of operations and financial condition. Examples of special risks relating to acquisitions include:
•	adverse short-term effects on our reported operating results,

•	potentially dilutive issuances of equity securities or the incurrence of debt and contingent liabilities,

•	diversion of management’s attention,

•	dependence on retention, hiring and training of key personnel, and

•	risks associated with unanticipated problems or legal liabilities.
We will incur increased costs associated with the integration of our new product suite.
     All clinical trials currently being performed with DATATRAK EDC® will continue through conclusion with that product suite. At this time, it is anticipated that the DATATRAK EDC® platform will be utilized in these, and perhaps some new, clinical trials until the end of 2009. As such, we will provide two different architectures for the use of technology in clinical trials until current trials, and perhaps future trials, using the previous platform are finished. We will incur additional costs by continuing to support and provide, as needed, appropriate service packs for the maintenance of DATATRAK EDC® as well as supporting and providing appropriate service packs for the maintenance of DATATRAK eClinical™. We will also incur additional costs to integrate the DATATRAK eClinical™ product into our current operating systems. Furthermore, our two product offerings will run on parallel systems, as such we will incur additional costs of maintaining two parallel production systems.
We have Anti-takeover Provisions and Preferred Share Purchase Rights.
     Our Articles of Incorporation and By-Laws contain provisions that may discourage a third party from acquiring, or attempting to acquire us. These provisions could limit the price that certain investors might be willing to pay for our common shares. In addition preferred shares of our common shares can be issued by our Board of Directors, without shareholder approval, whether under our shareholder rights plan or for other uses determined by the Board. The issuance of preferred shares may adversely affect the rights of common shareholders, the market price of our common shares and may make it more difficult for a third party to acquire a majority of our outstanding common shares. At the present time, we do not plan to issue any preferred shares.
The price of our common shares could be adversely affected by the dilution caused by the sale of the common shares issued to certain of the selling shareholders.
     In March 2007, we sold 1,986,322 of our common shares to certain selling shareholders at a price of $4.75 per share, issued warrants to purchase an additional 297,948 common shares at $6.00 per share to those selling shareholders and issued warrants to purchase 29,795 common shares at $6.00 per share to the placement agents, all as a result of the consummation of the securities purchase agreement, dated as of March 16, 2007 (the “Purchase Agreement”).
     These 2,314,065 common shares represent, assuming issuance of 327,743 common shares underlying the warrants, 19.99% of our outstanding common shares. Sales of a substantial number of these common shares in the public market could depress the market price of our common shares. The perceived risk resulting from the sale of these common shares could cause some of our shareholders to sell their common shares, thus causing the price of our common shares to further decline. In addition, the downward pressure on the price of our common shares could cause some of our shareholders to engage in short sales of our common shares, which may cause the price of our common shares to decline even further.
FORWARD-LOOKING STATEMENTS
     This prospectus, and the information incorporated by reference in this prospectus, contains “forward-looking” statements, within the meaning of federal securities laws, about our financial condition, results of operations and business. You can find many of these statements by looking for words like “expects,” “anticipates,” “intends,” “plans,” “believes” and “estimates” or similar expressions used in this prospectus. These forward-looking statements are subject to numerous assumptions and risks and uncertainties that may cause our actual results or performance to be materially different from any future results or performance expressed or implied by the forward-looking statements. These risks and uncertainties include those identified under the heading “Risk Factors” in this prospectus. These factors include, but are not limited to, the ability of the Company to continue to enhance its software products to meet customer and market needs; fluctuations in the Company’s quarterly results; the viability of the Company’s business strategy and its early stage of development; the timing of clinical trial sponsor decisions to conduct new clinical trials or cancel or delay ongoing trials; the Company’s dependence on major customers; government regulation associated with clinical trials and the approval of new drugs; the ability of the Company to compete in the emerging EDC market; losses that potentially could be incurred from breaches of contracts or loss of customer data; the inability to protect intellectual property rights or the infringement upon other’s intellectual property rights; the Company’s success in integrating its acquisition’s operations into its own operations and the costs associated with maintaining and/or developing two product suites; and general economic conditions such as the rate of employment, inflation, interest rates and the condition of capital markets. This list of factors is not all inclusive. In addition, the Company’s success depends on the outcome of various strategic initiatives it has undertaken, all of which are based on assumptions made by the Company concerning trends in the clinical research market and the health care industry.
     Because these forward-looking statements are subject to risks and uncertainties, we caution you not to place undue reliance on these statements, which speak only as to the date of this prospectus. We do not undertake any responsibility to review or confirm analysts’ expectations or estimates or to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus. We may note additional factors elsewhere in this prospectus and in any documents incorporated by reference into this prospectus. In addition, we do not undertake any responsibility to update you on the occurrence of unanticipated events which may cause actual results to differ from those expressed or implied by these forward-looking statements.
THE COMPANY
     We are a technology and services company focused on providing a platform of software applications to the global clinical trials industry. Our customers use our software to collect, review, transmit and store clinical trial data electronically. The existence of a multicomponent suite of applications in this industry is commonly referred to as an eClinical offering. Our customers are companies in the clinical pharmaceutical, biotechnology, contract research organization, and medical device industries. Our services assist these companies in accelerating the completion of clinical trials more efficiently and safely by providing improved data quality and real time access to information on a global scale.
     We currently operate in one business segment as an Application Service Provider (“ASP”) providing electronic clinical trials technology often referred to as electronic data capture (“EDC”) to the clinical trials industry. Since we began our current operations in 1997, we have devoted the majority of our efforts to developing and improving our platform offerings and establishing the market presence necessary to compete in this evolving sector. DATATRAK’s mission is to provide clinical research data to sponsors of clinical trials faster and more efficiently than other forms of information-processing.
     At this time, the Company has two distinct software offerings. The first offering is a legacy-based point solution known as DATATRAK EDC®. This software product has provided electronic solutions for the global clinical trials industry since 1993. It was acquired by DATATRAK in January of 1998 from the German Division of Electronic Data Systems. This product served as the primary offering of the Company from 1998 through February 13, 2006. This legacy-based product will be providing electronic data collection services until ongoing clinical trials that it services come to completion at the end of 2009.
     On February 13, 2006, the Company acquired all of the outstanding stock of ClickFind, a company focused on the application of a unified technology platform for clinical trials, located in Bryan, Texas, for a total negotiated aggregate purchase price of $18,000,000, less approximately $328,000 in certain transaction expenses and certain indebtedness of ClickFind. A component of the purchase price was paid with our common shares, priced at $9.25 per share, as determined by the terms of the acquisition agreement. The acquisition was recorded as a purchase, and as such, for the purpose of recording the acquisition, the value of the common shares used in the acquisition were valued at $7.66 per share, based on the average closing price per share of our common shares for the five business day period from February 9 through February 15, 2006.

     All clinical trials currently being performed with DATATRAK EDC® will continue through conclusion with that product suite. At this time, it is anticipated that the DATATRAK EDC® platform will be utilized in these, and perhaps some new, clinical trials until the end of 2009. As such, we will provide two different architectures for the use of technology in clinical trials until current trials, and perhaps future trials, using the previous platform are completed. We will continue to support and provide, as needed, appropriate service packs for the maintenance of DATATRAK EDC®. However, no extensive, future development efforts are planned for DATATRAK EDC®, and following the conclusion of all clinical trials using DATATRAK EDC®, that product suite will be discontinued. DATATRAK will focus its future development efforts on the continuous enhancement of its core product platform the DATATRAK eClinicalTM software suite.
     Our DATATRAK eClinicalTM software suite provides the following capabilities: EDC, interactive voice response systems (via phone or internet), medical coding, web-based randomization, clinical trial management system, clinical data management system, drug inventory management, digitized electrocardiograms, image collection, viewing and storing capabilities, electronic patient recorded outcomes, and workgroup collaboration capabilities. In comparison to the legacy product, DATATRAK EDC®, several of these new capabilities will represent additional revenue opportunities for the Company as the DATATRAK eClinicalTM product offering matures.
     Our software products have successfully supported hundreds of international clinical trials involving thousands of patients in 59 countries. DATATRAK products have been utilized in some aspect of the clinical development of 16 separate drugs that have received regulatory approval from either the FDA or counterpart European regulatory bodies.
     We were incorporated under the laws of the state of Ohio in July 1991. Our principal executive offices are located at 6150 Parkland Boulevard, Mayfield Heights, Ohio 44124. Our telephone number at that address is (440) 443-0082. We also have offices in Bonn, Germany, and Bryan, Texas.
USE OF PROCEEDS
     All of the common shares offered under this prospectus are being sold by the selling shareholders. We will not receive any of the proceeds from the sale of these common shares.

THE SELLING SHAREHOLDERS
     The following table contains information with respect to the number of our common shares owned or issuable upon the exercise of warrants owned by each of the selling shareholders as of April 11, 2007. None of the selling shareholders has, or had, any position, office or other material relationship with us or any of our affiliates beyond their investment in or receipt of our securities, except for Robert W. Baird & Co. and Roth Capital Investments, the placement agents, as described in footnotes 11 and 12 below.
     We have filed with the Commission a registration statement, of which this prospectus is a part, with respect to the resale of our common shares from time to time, under Rule 415 under the Securities Act of 1933 (the “Securities Act”), in the over-the-counter market, in privately negotiated transactions, in underwritten offerings or by a combination of these methods for sale. Pursuant to the Purchase Agreement, we have agreed to keep this registration statement effective until the earliest of (i) the second anniversary of the effective date of this registration statement, or (ii) the date on which all of the common shares purchased under the Purchase Agreement, and all of the common shares issuable upon the exercise of warrants issued pursuant to Purchase Agreement have either (a) become eligible for resale under Rule 144(k) under the Securities Act or (b) have been sold.
     The following table is prepared based on information supplied to us by the selling shareholders. Although we have assumed for purposes of the table below that the selling shareholders will sell all of the shares offered by this prospectus, because the selling shareholders may offer from time to time all or some of their shares covered under this prospectus, or in another permitted manner, no assurances can be given as to the actual number of shares that will be resold by the selling shareholders or that will be held by the selling shareholders after completion of the resales. In addition, the selling shareholders may have sold, transferred or otherwise disposed of the common shares or the warrants in transactions exempt from the registration requirements of the Securities Act since the date the selling shareholders provided the information regarding their securities holdings. Information concerning the selling shareholders may change from time to time and changed information will be presented in a supplement to this prospectus if and when necessary and required. Except as described above, there are currently no agreements, arrangements or understandings with respect to the resale of any of the shares covered by this prospectus.
     Under the terms of the warrants, a selling shareholder may not exercise the warrants, to the extent such exercise would cause such selling shareholder, together with its affiliates, to beneficially own a number of common shares which would exceed 4.99% of our then outstanding common shares following such exercise, excluding for purposes of such determination common shares issuable upon exercise of the warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.” Also, as discussed in further detail in footnote 13 below, the prospectus covers the resale of 130% of the number of common shares issuable upon exercise of the warrants issued as a result of the consummation of the Purchase Agreement.
     The common shares offered by this prospectus may be offered from time to time by the persons or entities named below:

	Shares Beneficially Owned				Shares Beneficially Owned
	Prior to the Offering				After the Offering(3)
		Number of
		Shares				Number of
		Underlying		Number of		Shares
		Warrants		Shares		Underlying
Name of Selling Shareholder	Number	(1)(13)	Percent(1)(13)	Offered (2)	Number	Warrants	Percent
Bodri Capital Fund, LP (4)	53,167	2,640	0.41%	16,180	39,627	—	0.29%
Bodri Capital Offshore Fund, Ltd. (4)	83,182	4,118	0.64%	25,238	62,062	—	0.46%
Diker M&S Cap Master, Ltd. (9)	108,550	21,168	0.95%	129,718	—	—	—
Diker Micro and Small Cap Fund, LP (9)	103,310	20,146	0.91%	123,456	—	—	—
Diker Micro Value Fund, LP (9)	470,219	19,448	3.61%	119,183	370,484	—	2.73%
Diker Micro Value QP Fund, LP (9)	575,255	26,988	4.43%	165,394	436,850	—	3.22%
Harbour Holdings Ltd. (6)	88,700	17,297	0.78%	105,997	—	—	—
Morgan Stanley RCL Equity Long/Short Fund, L.P.(7)	226,300	19,500	1.81%	119,500	126,300	—	0.93%

	Shares Beneficially Owned				Shares Beneficially Owned
	Prior to the Offering				After the Offering(3)
		Number of
		Shares				Number of
		Underlying		Number of		Shares
		Warrants		Shares		Underlying
Name of Selling Shareholder	Number	(1)(13)	Percent(1)(13)	Offered (2)	Number	Warrants	Percent
Peliades Investment Partners R LP (5)	279,536	24,499	2.24%	150,135	153,900	—	1.13%
Potomac Capital International Ltd. (5)	270,967	23,745	2.17%	145,512	149,200	—	1.10%
Potomac Capital Partners, LP (5)	395,870	34,632	3.17%	212,229	218,273	—	1.61%
Robert W. Baird & Co. (11)	—	30,987	0.23%	30,987	—	—	—
Roth Capital Partners, LLC (12)	—	7,745	0.06%	7,745	—	—	—
Select Contrarian Value Partners (10)	386,136	86,546	3.46%	461,432	—	11,250	0.08%
SF Capital Partners Ltd. (8)	261,322	50,957	2.29%	312,279	—	—	—
Skyland Quest LLC (6)	48,400	2,613	0.38%	16,013	35,000	—	0.26%
Skylands Special Investment II LLC (6)	6,000	1,170	0.05%	7,170	—	—	—
Skylands Special Investment LLC (6)	41,900	8,171	0.37%	50,071	—	—	—
Spectrum Galaxy Fund LTD. RE Kaizen Fundamental Value Fund (10)	13,864	2,704	0.12%	16,568	—	—	—
The Catfish Fund, L.P. (4)	674,185	32,241	5.2%	197,581	508,845	—	3.75%

*	Indicates less than 1%.

(1)	The number of common shares underlying each selling shareholder’s warrants is based on the estimated number of our common shares issuable to the selling shareholder upon exercise of such warrants (assuming for purposes of such calculation, that the warrants were exercised in full without regard to any limitations on exercise set forth therein).

(2)	Includes common shares issuable upon exercise of warrants based on the estimated number of our common shares issuable to each selling shareholder upon exercise of such shareholder’s warrants (assuming for purposes of such calculation, that the warrants were exercised in full without regard to any limitations on exercise set forth therein).

(3)	Assumes all of the registered common shares are sold including common shares issuable upon exercise of warrants based on the estimated number of our common shares issuable to each selling shareholder upon exercise of such shareholder’s warrants (assuming for purposes of such calculation, that the warrants were exercised in full without regard to any limitations on exercise set forth therein). Also assumes that the selling shareholders acquire no additional common shares before the completion of this offering.

(4)	Mr. Neal Jacobs and Mr. Jerome Debs, II are managers of each of The Catfish Fund, L.P., Bodri Capital Fund, LP, and Bodri Capital Offshore Fund, Ltd. Accordingly, Mr. Jacobs and Mr. Debs exercise voting and/or dispositive power over the securities held by The Catfish Fund, L.P., Bodri Capital Fund, LP, and Bodri Capital Offshore Fund, Ltd.

(5)	Mr. Paul J. Solit is the President and sole owner of Potomac Capital Management Inc. which is the investment advisor of each of Potomac Capital Partners LP, Potomac Capital International Ltd., and Pleiades Investment Partners-RLP. Accordingly, Mr. Solit exercises voting and or dispositive power over the securities held by Potomac Capital Partners LP, Potomac Capital International Ltd., and Pleiades Investment Partners-RLP.

(6)	Skylands Capital, LLC is the Manager and Investment Advisor of Skylands Special Investment LLC, Skylands Quest LLC, Skylands Special Investment II LLC and Harbour Holdings Ltd. Mr. Charles A. Paquelet is the President and Manager of Skylands Capital, LLC. Skylands Capital, LLC has investment discretion and voting power for all common shares.

(7)	ARS US SMC GP Inc. is the general partner of Morgan Stanley RCL Equity Long/Short Fund LP. ARS US SMC GP Inc. has voting and dispositive power over the securities held by the fund. ARS US SMC GP Inc. is an indirect wholly-owned subsidiary of Morgan Stanley. Morgan Stanley & Co. is the General Partner of Morgan Stanley RCL Equity Long/Short Fund L.P. Both Morgan Stanley & Co. and MS & Co. are registered broker-dealers.

(8)	Michael A. Roth and Brian J. Stark have voting and investment control over securities owned by SF Capital Partners Ltd., but Messrs. Roth and Stark disclaim beneficial ownership of such securities.

(9)	Diker Management, LLC is the general partner or manager of these funds. Mark Diker is the managing member of Diker Management, LLC. As a result of these relationships, Diker Management, LLC and Mr. Diker may be deemed to hold an indirect beneficial interest in the common shares held by these funds.

(10)	Kaizen Management, LP is the general partner of Select Contrarian Value Partners. David Berry is the manager of Kaizen Capital, LLC, which is the general partner of Kaizen Management, LP and Mr. Berry may be deemed to hold an indirect beneficial interest in the common shares held by of Select Contrarian Value Partners, L.P. Kaizen Management, LP is also the sole investment manager to Kaizen Fundamental Value Fund, which is incorporated under the laws of the British Virgin Islands.

(11)	Robert W. Baird & Co. Incorporated, the lead placement agent for the March 19, 2007 private placement described above, received fees totaling $490,622.00, expense reimbursement of $25,000.00 and a warrant to purchase 23,836 common shares at the exercise price of $6.00 per common share for acting as the lead placement agent in connection with the sale of securities under the securities purchase agreement. The warrant issued to the lead placement agent is currently exercisable for a five-year period from the date of issuance. Mr. Nick Zarcone, Chief Operating Officer of Robert W. Baird & Co. exercises voting control over the securities.

(12)	Roth Capital Partners, LLC, the co-placement agent for the March 19, 2007 private placement described above, received fees totaling $122,655.39 and a warrant to purchase 5,958 common shares at the exercise price of $6.00 per common share for acting as the co-placement agent in connection with the sale of securities under the securities purchase agreement. The warrant issued to the lead placement agent is currently exercisable for a five-year period from the date of issuance. Mr. Byron Roth and Mr. Gordon Roth exercise voting control over the securities.

(13)	The number of common shares includes an aggregate of 98,323 common shares that the selling shareholders asked the Company to register to address potential adjustments to the number of common shares issued under the warrants under certain circumstances. No such adjustments are currently contemplated, and, in any event, no such adjustments will be made without further action by the Company's board of directors and the approval of the Company’s shareholders prior to such issuance if such an adjustment would result in the issuance of an amount of common shares that, when added to the common shares and the common shares underlining the warrants identified above, exceeds 19.99% of the common shares outstanding.
PLAN OF DISTRIBUTION
     We are registering the shares offered by this prospectus on behalf of the selling shareholders. The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares or interests in shares received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares or interests in shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, at negotiated prices, or other legally available means. To the extent any of the selling shareholders gift, pledge or otherwise transfer the shares offered hereby, such transferees may offer and sell the shares from time to time under this prospectus, provided that this prospectus has been amended under Rule 424(b)(3) or other applicable provision of the Securities Act to include the name of such transferee in the list of selling shareholders under this prospectus. The selling shareholders may sell all or a portion of the common shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the common shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions.
     The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:
•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale,

•	in the over-the-counter market,

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market,

•	through the writing of options, whether such options are listed on an options exchange or otherwise,

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers,

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction,

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account,

•	an exchange distribution in accordance with the rules of the applicable exchange,

•	privately negotiated transactions,

•	short sales,

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise,

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share,

•	a combination of any such methods of sale, and

•	any other method permitted pursuant to applicable law.
     The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the common shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
     In connection with the sale of our common shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common share in the course of hedging the positions they assume. The selling shareholders may also sell our common shares short and deliver these securities to close out their short positions, or loan or pledge the common shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option, loans, pledges or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
     The aggregate proceeds to the selling shareholders from the sale of the common shares offered by them will be the purchase price of the common shares less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common shares to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants. We will bear all fees and expenses incident to our obligation to register the common shares.
     The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.
     The selling shareholders might be, and any broker-dealers that act in connection with the sale of securities will be, deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals will be deemed to be underwriting discounts or commissions under the Securities Act.
     To the extent required, the shares of our common shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer and other material facts to the transaction ,will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
     In order to comply with the securities laws of some states, if applicable, the common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
     There can be no assurance that any selling shareholder will sell any or all of the common shares registered pursuant to the registration statement, of which this prospectus forms a part.

     We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. Regulation M’s prohibition on purchases may include purchases to cover short positions by the selling shareholders, and a selling shareholder’s failure to cover a short position at a lender’s request and subsequent purchases by the lender in the open market of shares to cover such short positions, may be deemed to constitute an inducement to buy shares, which is prohibited by Regulation M. In addition, each selling shareholder will be subject to other applicable provisions of the Exchange Act and the associated rules and regulations thereunder.
     We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
     We have advised the selling shareholders that if a particular offer of shares is to be made on terms constituting a material change from the information described under a final prospectus, then, to the extent required, a supplement to the final prospectus must be distributed setting forth the terms and related information as required. If such supplement to the final prospectus is required, each selling shareholder has represented and warranted to the Company, that such shareholder will discontinue disposition of shares under the final prospectus until the time at which the shareholder will receive a supplement to the final prospectus or the Company advises the selling shareholders that the use of the final prospectus may be resumed.
     We will pay all expenses of the registration of the common shares pursuant to the registration rights agreement, estimated to be $35,000.00 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any. We have agreed to indemnify the selling shareholders, subject to certain exceptions, against certain liabilities including liabilities under the Securities Act relating to the registration of the shares offered by this prospectus, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.
     Once sold under the registration statement, of which this prospectus forms a part, the common shares will be freely tradable in the hands of persons other than our affiliates.
LEGAL MATTERS
     The validity of the issuance of the common shares offered by this prospectus will be passed upon by Calfee, Halter & Griswold LLP, Cleveland, Ohio.
EXPERTS
     Ernst & Young LLP, independent registered public accounting firm, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Our filings with the Commission are also available to the public through the Commission’s Internet site at http://www.sec.gov.
     We have filed a registration statement on Form S-3 with the Commission. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Wherever a reference is made in this prospectus to a contract or other document, please be aware that the reference is not necessarily complete and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the Commission’s Public Reference Room in Washington, D.C., as well as through the Commission’s Internet site.
INCORPORATION BY REFERENCE
     The Commission allows us to “incorporate by reference” the information we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus.
     Information that we file in the future with the Commission and incorporate by reference in this prospectus will automatically update and replace this information. We incorporate by reference the documents listed below and any future filings made by us with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 if the filings are made before the time that all of the common shares are sold in this offering.
•	our annual report on Form 10-K for the year ended December 31, 2006,

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2007,

•	our current reports on Form 8-K or 8-K/A filed on March 19, 2007, March 20, 2007, and April 16, 2007,

•	our registration statement on Form 8-A, filed on May 10, 1996, describing our common shares, and

•	our registration statement on Form 8-A, filed on September 19, 1997, describing the rights to purchase our common shares.
     We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any such requests for documents to:
DATATRAK International, Inc.
6150 Parkland Boulevard
Mayfield Heights, Ohio 44124
Attention: Mr. Terry C. Black
(440) 443-0082 x110
     You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of the common shares in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The registrant will bear the entire cost of the estimated expenses, as set forth in the following table, in connection with the distribution of the securities covered by this registration statement.

SEC registration fee	$404
Legal fees and expenses	15,000
Accounting fees and expenses	11,000
NASDAQ fees	5,000
Printing expenses	1,000
Miscellaneous	2,596

Total	$35,000

     The registrant will be responsible for the payment of any additional expenses in connection with the preparation and filing of this registration statement.
Item 15. Indemnification of Directors and Officers
     Section 1701.13(E) of the Ohio Revised Code sets forth the conditions and limitations governing the indemnification of officers, directors and other persons. Section 1701.13(E) provides that a corporation shall have the power to indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation in a similar capacity with another corporation or other entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred in connection therewith if he or she acted in good faith and in a manner that he or she reasonably believed to be in the best interests of the corporation and, with respect to a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. With respect to a suit by or in the right of the corporation, indemnity may be provided to the foregoing persons under Section 1701.13(E) on a basis similar to that set forth above, except that no indemnity may be provided in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and to the extent that the Court of Common Pleas or the court in which such action, suit or proceeding was brought determines that despite the adjudication of liability but in view of all the circumstances of the case such person is entitled to indemnity for such expenses as the court deems proper. Moreover, Section 1701.13(E) provides for mandatory indemnification of a director, officer, employee or agent of the corporation to the extent that such person has been successful in defense of any such action, suit or proceeding and provides that a corporation shall pay the expenses of an officer or director in defending an action, suit or proceeding upon receipt of an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified. Section 1701.13(E) also provides the registrant may indemnify any director or officer or any former director or officer of the registrant against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her by reason of the fact that he or she is or was such director or officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. Section 1701.13(E) establishes provisions for determining whether a given person is entitled to indemnification, and also provides that the indemnification provided by or granted under Section 1701.13(E) is not exclusive of any rights to indemnity or advancement of expenses to which such person may be entitled under any articles, regulations, agreement, vote of shareholders or disinterested directors or otherwise.
     The registrant’s Third Amended and Restated Code of Regulations provides that the registrant will indemnify to the fullest extent permitted by law any director or officer made or threatened to be made a party to any action, suit or proceeding by reason of the fact that he is or was a director or officer of the registrant, or is or was serving as a director, officer, partner, trustee, employee or agent at the request of the registrant of another corporation, partnership, joint venture, trust or other enterprise, against all expense, liability and loss, including attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement, reasonably incurred or suffered by such person in connection therewith.
          Under the terms of the registrant’s directors’ and officers’ liability and company reimbursement insurance policy, directors and officers of the registrant are insured against certain liabilities, including liabilities arising under the Securities Act of 1933.
Item 16. Exhibits
          See Exhibit Index.
Item 17. Undertakings
(a) The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement,
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933,

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement, provided, however, that paragraphs (a)(l)(i), (a)(l)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule

415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cleveland, state of Ohio, on this 14th day of May, 2007.

DATATRAK INTERNATIONAL, INC.

By:	/s/ Jeffrey A. Green

Jeffrey A. Green
President and Chief Executive Officer
POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 14th day of May, 2007.

Signature	Title

/s/ Jeffrey A. Green	President and Chief Executive Officer

Jeffrey A. Green	and Director (Principal Executive Officer)

/s/ Terry C. Black	Vice President of Finance, Chief

Terry C. Black	Financial Officer, Treasurer, and Assistant Secretary
(Principal Financial and Accounting Officer)

/s/ Laurence P. Birch	Director

Laurence P. Birch

*	Director

Timothy G. Biro

*	Director

Seth B. Harris

*	Director

Robert M. Stote

*	Director

Jerome H. Kaiser

*	Director

Mark J. Ratain

*	Terry C. Black, by signing his name hereto, does execute this amendment no. 1 to the registration statement on behalf of the directors of DATATRAK International, Inc. indicated above by asterisks, pursuant to the powers of attorney duly executed by such directors, which are filed with the Securities and Exchange Commission on behalf of such directors.

/s/ Terry C. Black

Terry C. Black
Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Sixth Amended and Restated Articles of Incorporation of the Company, filed on August 13, 2003 as Exhibit 3.1 to the Company’s Form 10-Q for the quarter ended June 30, 2003 (Commission File No. 000-20699), and incorporated herein by reference.

3.2	Third Amended and Restated Code of Regulations of the Company, effective May 2, 1996, filed on March 27, 2003 as Exhibit 3.4 to the Company’s Form 10-K for the year ended December 31, 2002 (Commission File No. 000-20699), and incorporated herein by reference.

3.3	Amendment to Third Amended and Restated Code of Regulations of the Company, effective June 4, 2002, filed on March 27, 2003 as Exhibit 3.5 to the Company’s Form 10-K for the year ended December 31, 2002 (Commission File No. 000-20699), and incorporated herein by reference.

3.4	Amendment to Third Amended and Restated Code of Regulations of the Company, effective June 3, 2003, filed on August 13, 2003 as Exhibit 3.4 to the Company’s Form 10-Q for the quarter ended June 30, 2003 (Commission File No. 000-20699), and incorporated herein by reference.

4.1	Specimen Certificate of the Company’s Common Shares, without par value, filed on March 28, 2000 as Exhibit 4.1 to the Company’s Form 10-K for the year ended December 31, 1999 (Commission File No. 000-20699), and incorporated herein by reference.

4.2	Rights Agreement, dated September 2, 1997, between the Company and National City Bank, as Rights Agent, filed on September 19, 1997 as Exhibit 1 to Form 8-A, and incorporated herein by reference.

5.1	Opinion of Calfee, Halter & Griswold LLP, as to the validity of the Company’s Common Shares.*

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of Calfee, Halter & Griswold LLP (included in Exhibit 5.1).*

*	Filed herewith.

E-1